KEMPER CPA GROUP, LLC
    Certified Public Accountants and Consultants

               302 East Walnut Street
              Robinson, Illinois 62454

            INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
First Robinson Bancorp
Robinson, Illinois

We have audited the accompanying consolidated balance sheet of First Robinson Bancorp and Subsidiary as of December 31, 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of First Robinson
Bancorp and Subsidiary as of December 31, 1994 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ Kemper CPA Group L.L.C.
KEMPER CPA GROUP L.L.C.
Certified Public Accountants

January 20, 1995